Exhibit 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.0001 per share, of Northern Oil & Gas, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of September 19, 2018.

PIVOTAL WILLISTON BASIN, LP
By:	Pivotal Williston GP, LLC, its general partner

By:	Pivotal Petroleum Partners LP, its sole member

By:	/s/ William B. DeArman
Vice President

PIVOTAL WILLISTON GP, LLC
By:	Pivotal Petroleum Partners LP, its sole member

By:	/s/ William B. DeArman
Vice President

PIVOTAL PETROLEUM PARTNERS LP
By:	/s/ William B. DeArman
Vice President

TW PPP GP, LLC
By:	Tailwater E&P Opportunity Fund LP, its sole member

By:	TW GP E&P Fund, LP, its general partner

By:	TW GP E&P Fund GP, LLC, its general partner

By:	Tailwater Capital LLC, its sole member

By:	/s/ Brian Blakeman
Vice President

TAILWATER E&P OPPORTUNITY FUND LP
By:	TW GP E&P Fund, LP, its general partner

By:	TW GP E&P Fund GP, LLC, its general partner

By:	Tailwater Capital LLC, its sole member

By:	/s/ Brian Blakeman
Vice President

TW GP E&P FUND, LP
By:	TW GP E&P Fund GP, LLC, its general partner

By:	Tailwater Capital LLC, its sole member

By:	/s/ Brian Blakeman
Vice President

TW GP E&P FUND GP, LLC
By:	Tailwater Capital LLC, its sole member

By:	/s/ Brian Blakeman
Vice President

TAILWATER CAPITAL LLC
By:	/s/ Brian Blakeman
Vice President

/s/ Jason H. Downie
Jason H. Downie

/s/ Edward Herring
Edward Herring